 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2019

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, Pier 1 Imports, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that Nancy A. Walsh, who had been serving as the Company’s Executive Vice President and Chief Financial Officer and Principal Financial Officer, left the Company effective April 17, 2019 (the “Separation Date”). On May 10, 2019, as required by the Executive Severance Agreement entered into between the Company and Ms. Walsh, dated January 25, 2018 (the “Walsh Agreement”), Ms. Walsh executed a general release and waiver of claims, which release will become effective by its terms on May 18th if not revoked by Ms. Walsh within the seven-day period following her execution of the release.  Pursuant to the terms of the Walsh Agreement, the Company will continue to pay Ms. Walsh’s base salary, which was $615,000 as of the Separation Date, in substantially equal installments on each regular salary payroll date for a period of twelve months following the Separation Date, in addition to outplacement benefits in the amount of $15,000.  Ms. Walsh is also entitled to any unpaid base salary and any unused vacation benefits that accrued through the Separation Date to the extent allowable pursuant to the Company’s policies.  All of Ms. Walsh’s outstanding unvested time-based and performance-based restricted stock grants as of April 17, 2019 were forfeited.

In addition, pursuant to a Letter Agreement regarding Executive Severance Agreement between Pier 1 Services Company and Ms. Walsh (the “Letter Agreement”), the Company agreed to modify the Walsh Agreement to include the following:

●	The Company agreed to waive the non-competition provisions set forth in the Walsh Agreement and any related non-competition provision by and between the Company and Ms. Walsh.

●	The Company agreed to modify the non-disparagement provision set forth in the Walsh Agreement such that the Company will have the same duty as Ms. Walsh with respect to non-disparagement.

●
The Company will not require Ms. Walsh to repay any portion of the retention award paid pursuant to that certain First Amended and Restated Retention Award Agreement dated January 8, 2019, by and between Ms. Walsh and the Company.

●	The Company will not require Ms. Walsh to repay any amounts previously paid to Ms. Walsh or on her behalf in connection with her relocation to Texas in 2018.

The foregoing summary of the provisions of the Walsh Agreement and the amounts to be paid to Ms. Walsh thereunder is qualified in its entirety by reference to the Walsh Agreement, which was attached as Exhibit 10.2 to the Current Report on Form 8‑K filed by the Company on January 31, 2018, and which is incorporated herein by reference, and the Letter Agreement, executed by Ms. Walsh on May 10, 2019, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.1	Letter Agreement regarding Executive Severance Agreement between Pier 1 Services Company and Nancy A. Walsh, executed by Ms. Walsh on May 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: May 14, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Executive Vice President,
Chief Legal and Compliance Officer and Corporate Secretary